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                                                                   EXHIBIT 10.19

                 WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of August 12, 1996, is entered into by and among CALIFORNIA MICROWAVE, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent"), the Swingline Bank and the Issuing Bank, and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

                                    RECITALS

         A. The Company, Banks, and Agent are parties to a Credit Agreement dated as of December 21, 1995, as amended by that First Amendment to Credit Agreement dated as of June 14, 1996, (the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company.

         B. The Company has reported to the Agent and the Banks the existence of certain events of default under the Credit Agreement. The Company has requested that the Banks waive certain events of default and agree to certain amendments of the Credit Agreement.

         C. The Banks are willing to waive certain defaults under the Credit Agreement, and to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2.  Defaults and Waiver.

                  (a) For purposes of this Amendment, the "Existing Defaults" shall mean the default existing on this date under Section 9.01(c) of the Credit Agreement solely as a consequence of a breach of the negative covenant set forth at Section 8.15 as reported by the Company on July 16, 1996, with respect to its financial position as of June 30, 1996.

                  (b) Subject to and upon the terms and conditions hereof, the Banks hereby waive the Existing Defaults.

                  (c) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to

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enforce) any other default or Event of Default, including without limitation (i)
any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Defaults (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Defaults), and (ii) any default or Event of Default arising at any time after the Effective Date and which is the same as any of the Existing Defaults.

         3.  Amendments to Credit Agreement.

                  (a) Section 1.01 of the Credit Agreement shall be amended by adding the following defined term in its appropriate alphabetical place:

                  "Permitted Equipment Sale Financing" means any transaction (a) pursuant to that certain Financing Program Agreement dated as of May 9, 1996, by and between BA Credit Corporation by which certain equipment provided by the Company to third party users and related contracts are purchased or financed by BA Credit Corporation or (b) pursuant to similar arrangements to finance the acquisition or leasing by third parties of equipment provided by the Company without recourse to the Company; provided, however, that the aggregate amount of such purchases and financings shall not exceed $20,000,000 in any fiscal year."

                  (b) Subsection 2.04(a) shall be amended by deleting it and replacing it with the following:

                           "(a) The Company may, upon irrevocable written notice
                  to the Agent in accordance with subsection 2.04(b):

                                    (i) elect, as of any Business Day, in the
                           case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into Loans of any other Type; or

                               (ii) elect as of the last day of the applicable
                           Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

                  provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part



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                  thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate."

                  (c)      Section 8.01 of the Credit Agreement shall be
amended by:

                      (i) deleting the word "and" at the end of subsection (1)
                  thereof;

                      (ii) deleting the period at the end of subsection (m)
                  thereof and inserting "; and" in its place; and

                      (iii) adding a new subsection (n) thereto as follows:

                                    "(n) Liens granted as a part of any
                                    Permitted Equipment Sales Financing."

                  (d)      Section 8.02 of the Credit Agreement shall be
amended by:

                      (i) deleting the word "and" at the end of subsection (c)
                  thereof;

                      (ii) deleting the period at the end of subsection (d)
                  thereof and inserting "; and" in its place; and

                      (iii) adding a new subsection (e) thereto as follows:

                                    "(e) sales of equipment, receivables and/or contract rights as a part of any Permitted Equipment Sales Financing."

                  (e)      Section 8.07 of the Credit Agreement shall be
amended by:

                      (i) deleting the period at the end of subsection (e)
                  thereof and inserting "; and" in its place; and

                      (ii) adding a new subsection (f) thereto as follows:

                           "Contingent Obligations undertaken as a part of any Permitted Equipment Sales Financing."

                  (f)      Section 8.15 shall be amended to read as follows:


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                  8.15 Funded Debt to EBITDA Ratio. The Company shall not permit its Funded Debt to EBITDA Ratio to be greater than the number set forth below as of the last day of each fiscal quarter as follows:

         Fiscal Quarter Ending                                Funded Debt to EBITDA Ratio
         ---------------------                                ---------------------------
         September 30, 1996                                          2.5 to 1.0
         December 31, 1996                                           2.5 to 1.0
         March 31, 1997                                              2.25 to 1.0
         Each quarter's end thereafter                               2.0 to 1.0

         4. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

                  (a) Other than the Existing Defaults, no Default or Event of Default has occurred and is continuing.

                  (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                  (c) Other than with respect to the Existing Defaults, all representations and warranties of the Company contained in the Credit Agreement are true and correct.

                  (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         5. Effective Date. This Amendment will become effective on the day (the "Effective Date") when all of the following conditions precedent are satisfied:

                  (a) The Agent has received from the Company and each of the Majority Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

                  (b) The Agent has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.


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                  (c)      All representations and warranties contained
herein are true and correct as of the Effective Date.

                  (d) Company has paid to the Agent for the account of each of the Banks the amount of Fifteen Thousand Dollars ($15,000) per Bank, representing payment in full of a non-refundable amendment fee.

         6. Reservation of Rights. The Company acknowledges and agrees that neither the Agent's nor the Banks' forbearance in exercising their rights and remedies in connection with the Existing Defaults, nor the execution and delivery by the Agent and the Banks of this Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to any such breach or default under the Credit Agreement.

         7.  Miscellaneous.

                  (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                  (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                  (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                  (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original


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of such document of the party whose hard copy page was not received by the
Agent.

                  (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

                  (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                  (g) The Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                   CALIFORNIA MICROWAVE, INC.

                                   By: /s/_________________________________

                                   Title:__________________________________

                                   By: /s/_________________________________

                                   Title:__________________________________

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as Agent

                                   By: /s/_________________________________

                                   Title: Vice President


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                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as a
                                   Bank, the Swingline Bank and the
                                   Issuing Bank

                                   By: /s/_________________________________

                                   Title: Vice President

                                   ABN AMRO BANK N.V.
                                   SAN FRANCISCO INTERNATIONAL BRANCH
                                   By:  ABN AMRO NORTH AMERICA, INC.,
                                   as agent for ABN AMRO BANK
                                   N.V.

                                   By: /s/_________________________________

                                   Title:__________________________________

                                   By: /s/_________________________________

                                   Title:__________________________________

                                   CANADIAN IMPERIAL BANK OF COMMERCE

                                   By: /s/_________________________________

                                   Title:__________________________________


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